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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                       February 9, 1998 (February 6, 1998)




                      Laidlaw Environmental Services, Inc.
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               (Exact name of Company as specified in its charter)


Delaware                            1-8368                         51-0228924
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(State or other                   (Commission                   (IRS Employer
jurisdiction                     File Number)                  Identification
of incorporation)                                                     Number)



     1301 Gervais Street, Suite 300, Columbia, South Carolina     29201
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            (Address of principal executive offices)            (Zip Code)



       Registrant's telephone number, including area code: (803) 933-4200


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ITEM 5.  OTHER EVENTS

         On February 6, 1998 Laidlaw Environmental Services, Inc. ("LESI") (NYSE:LLE) announced that Institutional Shareholder Services has released a report stating that the Laidlaw Environmental offer for Safety-Kleen Corp. (NYSE:SK) is "superior" to the terms of the proposed merger between Safety-Kleen and affiliates of Philip Services Corp. and recommends that Safety-Kleen shareholders vote against the Philip Group merger. The full text of the announcement is reproduced below.

FOR IMMEDIATE RELEASE

CONTACT: KENNETH W. WINGER
         PRESIDENT AND CHIEF EXECUTIVE OFFICER

                  PAUL R. HUMPHREYS
                  SENIOR VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                  (803) 933-4210



                 INSTITUTIONAL SHAREHOLDER SERVICES REPORT FINDS
                      LAIDLAW ENVIRONMENTAL OFFER SUPERIOR


COLUMBIA, SOUTH CAROLINA...FEBRUARY 6, 1998. Laidlaw Environmental Services, Inc. (NYSE:LLE) today announced that Institutional Shareholder Services (ISS), the nation's leading independent proxy advisory firm, has released a report stating that the Laidlaw Environmental offer for Safety-Kleen Corp. (NYSE:SK) is "superior" to the terms of the proposed merger between Safety-Kleen and affiliates of Philip Services Corp., and that Safety-Kleen's poison pill "is being used to deter a higher offer." The report concludes by stating that Safety-Kleen shareholders "should not support the [Philip Group] merger agreement," and recommends that Safety-Kleen shareholders vote against the Philip Group merger.

Laidlaw Environmental Services is the leading provider of hazardous and industrial waste management services to industry and government. The company operates from more than 100 locations throughout North America.

                                     - 30 -



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LAIDLAW ENVIRONMENTAL SERVICES, INC.



Date: February 9, 1998                  By: /s/ Kenneth W. Winger
                                            ----------------------
                                            Kenneth W. Winger, President
                                            and Chief Executive Officer